                                                                    EXHIBIT 4(b)


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                  PRINCIPAL AMOUNT
No.: 1                                                        $200,000,000

CUSIP No.: 605288AA7

                       MISSISSIPPI CHEMICAL CORPORATION
                       7 1/4% Note Due November 15, 2017


     MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (hereinafter called the "Company," which term shall include any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon presentation, the principal sum of TWO HUNDRED MILLION DOLLARS on November 15, 2007, and to pay interest on the outstanding principal amount thereon from November 25, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on November 15 and May 15, in each year, commencing May 15, 1998, at the rate of 7 1/4% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 and November 1 (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Trustee in the City of New York, State of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by
(a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Notes pursuant to Section 305 of the Indenture (the "Note Register") or (b) transfer to an account of the Person entitled thereto located inside the United States.

     This Note is one or all of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 25, 1997 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the series designated as the "7 1/4% Notes due November 15, 2017," limited in aggregate principal amount to $200,000,000.

     The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note.

     The Notes are redeemable at the option of the Company at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of such Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of such Notes plus accrued interest to the date of redemption, (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, calculated as if the principal amount were payable in full on November 15, 2007 or (iii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption.

     "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes (determined as if the Notes mature on November 15, 2007 for purposes of (ii) above) that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (determined as if the Notes mature on November 15, 2007 for purposes of (ii) above).

For purposes of (iii) above, prior to 2008, the Comparable Treasury Issue shall be deemed to be the most recently issued 30-year United States Treasury security.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption or (B) if the Trustee obtains fewer than two, the available Reference Treasury Dealer Quotation.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means each of Donaldson, Lufkin & Jenrette Securities Corporation and Nesbitt Burns Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

     The Holder of the Notes may elect to have such Notes (or any portion thereof that is an integral multiple of $1,000) repaid on November 15, 2007 (or, if such day is not a Business Day, the next succeeding Business Day) at 100% of the principal amount of such Notes (or such portion thereof), together with accrued and unpaid interest thereon to the date of repayment. In order for a holder to exercise this option, the Company must receive at its office or agency in New York, New York, during the period beginning on September 15, 2007 and ending at 5:00 p.m. (New York City time) on October 15, 2007 (or if such day is not a Business Day, the next succeeding Business Day), such Notes with the form entitled "Option to Elect Repayment on November 15, 2007" attached to such Notes duly completed. Any such notice received by the Company during the period beginning on September 15, 2007 and ending at 5:00 p.m. (New York City time) on October 15, 2007 (or if such day is not a Business Day, the next succeeding Business Day) shall be irrevocable.

     If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes (the "Note Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.



     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by any notice to the contrary.

     The obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its shareholders under the Company's governing instruments.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 25th day of November, 1997.


                                  MISSISSIPPI CHEMICAL CORPORATION

                                  By: /s/ ROBERT E. JONES
                                     -----------------------
                                  Name:  Robert E. Jones
                                  Title: Senior Vice President -
                                         Corporate Development

Attest:

By: /s/ ROSALYN B. GLASCOE
   -------------------------
Name:  Rosalyn B. Glascoe
Title: Corporate Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one or all of the Notes of the series designated "7 1/4% Notes Due November 15, 2017" pursuant to the within-mentioned Indenture.


HARRIS TRUST AND SAVINGS BANK
as Trustee

By: /s/ D.G. DONOVAN
   ----------------------
Name:  D.G. Donovan
Title: Assistant Vice President

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 1303 of the Indenture, check the box below:



     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 1303 of the Indenture, state the principal amount (which must be an integral multiple of $1,000) you elect to have purchased: $_______


Date:                            Your Signature:
     -------------                              --------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                                        ------------------------

Signature Guarantee

                                ASSIGNMENT FORM

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


                     ------------------------------------
                       (Please insert Social Security or
                     other identifying number of Assignee)



                ----------------------------------------------
                 (Please print or typewrite Name and Address,
                       including Zip Code, of Assignee)


the within Note of Mississippi Chemical Corporation and hereby does irrevocably
constitute and appoint                                         Attorney to
                      -----------------------------------------
transfer said Note on the books of the within-named Company with full power of substitution in the premises.


Dated:
      ------------------------


Signature:
          ---------------------

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed:
                     ------------------------------

NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program of the New York Stock Exchange, Inc.).